UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2009

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2009, the Board of Directors of Directors (the “Board”) of CMS Bancorp, Inc. (the “Company”) approved the recommendation of the Compensation Committee of the Board and granted (a) options to purchase an aggregate of 8,300 shares of the Company’s common stock (“Options”) pursuant to the Company’s 2007 Stock Option Plan and (b) an aggregate of 4,150 shares of restricted stock (“Restricted Stock”) under the Company’s 2007 Recognition and Retention Plan to four officers of the Company and Community Mutual Savings Bank, the Company’s wholly owned subsidiary (including the named executive officers specified below). The Options and the Restricted Stock will vest in equal annual installments beginning on November 23, 2010. The following named executive officers received the Options and Restricted Stock indicated below:

Grantee	Title	Options	Restricted Stock

Stephen Dowd	Senior Vice President and Chief Financial Officer of the Company	2,500	1,250

Christopher Strauss	Senior Vice President and Senior Lending Officer of the Company	2,500	1,250

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.
(Registrant)

November 25, 2009	/s/ STEPHEN DOWD
(Date)	Stephen Dowd Senior Vice President and Chief Financial Officer